Exhibit (11)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 11, 2014

BlackRock Core Bond Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Core Bond Trust —

Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Core Bond Trust, a statutory trust (“Acquiring Fund”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance of the Acquiring Fund’s common shares of beneficial interest, par value $0.001 per share (the “Shares”), pursuant to each Agreement and Plan of Reorganization, dated as of the date hereof, by and between the Acquiring Fund and each of BlackRock Income Trust, Inc., a Maryland corporation, and BlackRock Income Opportunity Trust, Inc., a Maryland corporation (each, a “Target Fund”) (collectively, the “Agreements”).

This opinion is being furnished in accordance with the requirements of Item 16 of the Form N-14 Registration Statement under the Securities Act of 1933 (the “Securities Act”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:

(i). the notification of registration on Form N-8A (File No. 811-10543) of the Acquiring Fund filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940 Act (the “1940 Act”) on October 18, 2001;

(ii). the Registration Statement on Form N-14 (File Nos. 333-196882 and 811-10543) of the Acquiring Fund relating to the Shares, filed with the Commission on June 18, 2014 under the Securities Act and the 1940 Act, and as proposed to be amended by Pre-Effective Amendment No. 1 on or about the date hereof (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

BlackRock Core Bond Trust

August 11, 2014

(iii). a copy of the Acquiring Fund’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware, and certified by the Secretary of the Acquiring Fund (the “Certificate of Trust”);

(iv). a copy of the Acquiring Fund’s Agreement and Declaration of Trust, dated October 12, 2001, by and among Ralph L. Schlosstein, as sole trustee of the Acquiring Fund as of the date thereof, and the holders of the Acquiring Fund’s shares of beneficial interest, and an amendment to the Agreement and Declaration of Trust, dated February 11, 2011, by and among Richard E. Cavanagh, Henry Gabbay, Richard S. Davis, Jerrold B. Harris, Frank J. Fabozzi, R. Glenn Hubbard, Kathleen F. Feldstein, W. Carl Kester, James T. Flynn, Karen P. Robards, as trustees of the Acquiring Fund as of the date thereof (collectively, the “Declaration”), and the holders of the Acquiring Fund’s shares of beneficial interest, as certified by the Secretary of the Acquiring Fund;

(v). a copy of the Acquiring Fund’s By-Laws, as amended and currently in effect (the “By-Laws” and together with the Certificate of Trust and the Declaration, the “Governing Documents”), as certified by the Secretary of the Acquiring Fund;

(vi). a copy of the executed Agreements, as certified by the Secretary of the Acquiring Fund;

(vii). certain resolutions adopted by the Board of Trustees of the Acquiring Fund, adopted on June 5, 2014, relating to each Agreement, and authorizing the issuance of the Shares pursuant to the Agreements, the filing of the Registration Statement and any amendments thereto and related matters, as certified by the Secretary of the Acquiring Fund; and

(viii). a certificate, dated August 6, 2014 and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware as to the Acquiring Fund’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Acquiring Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Acquiring Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Acquiring Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and

BlackRock Core Bond Trust

August 11, 2014

delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Acquiring Fund and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

In addition, in rendering the opinion stated herein, we have further assumed that:

(a) the Governing Documents are in full force and effect and have not been amended;

(b) the Governing Documents are the only instruments or agreements creating the Acquiring Fund and providing for the governance of the affairs of the Acquiring Fund and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Acquiring Fund and the conduct of its business;

(c) neither the execution and delivery by the Acquiring Fund of the documents examined by us nor the performance by the Acquiring Fund of its obligations under each of the documents examined by us: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Acquiring Fund or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Acquiring Fund or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Acquiring Fund or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(d) any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time;

(e) that the reorganization of each Target Fund with the Acquiring Fund and the related Agreement and other related matters will have been approved by all necessary statutory trust and other state law actions on the part of the Acquiring Fund and the Target Funds, which approval will be in full force and effect at the time the Shares are issued and delivered; and

(f) the payment of consideration in respect of the Shares, and the application of such consideration, as provided in the Governing Documents and each Agreement, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Agreements, and compliance with all other terms, conditions and restrictions set forth in the Agreements and the Governing Documents, as applicable, in connection with the issuance of Shares have occurred.

BlackRock Core Bond Trust

August 11, 2014

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Agreements and the issuance of the Shares in connection therewith have been approved by shareholders of the Acquiring Fund in accordance with the Governing Documents and DSTA; (iii) the Agreements have been approved by shareholders of the Target Funds (the “Target Fund Shareholders”) in accordance with the Target Funds’ charters and applicable state law; and (iv) the Shares have been duly entered into the share record books of the Acquiring Fund and issued and delivered to Target Fund Shareholders in accordance with the terms of each Agreement, the issuance of the Shares will have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the DSTA, and the Shares will be validly issued and fully paid, and under the DSTA, the Target Fund Shareholders will have no obligation to make further payments for the Shares or contributions to the Acquiring Fund solely by reason of their ownership of the Shares (except as provided for in Section 3.8 of the Declaration and except for their obligation to repay any funds wrongfully distributed to them).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very Truly Yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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